Code of Ethics Policy	Sterling Capital Management LLC

EXECUTIVE SUMMARY

The Code of Ethics (the “Code”) addresses a broad spectrum of business activities and practices and sets out basic principles that are intended to guide Associates in their day-to-day conduct. The code does not cover every issue that may arise, but the Code sets out the basic ethical principles to guide Sterling Capital Associates (“Associates”). All Associates must conduct themselves accordingly and seek to avoid even the appearance of unethical or improper behavior.

I.	Scope

All Associates are covered under the Code and required to comply with the Code. Additionally, all Associates are required to comply with applicable securities laws and regulations, including Rule 204A-1 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act. Associates are required to report any violations, or suspected violations, of the Code to the Compliance Department.

Sterling Capital is a subsidiary of Truist. As such, this policy is subordinate to the Truist Code of Ethics. Therefore, all Associates must adhere to the higher standard of this Code or the Truist Code of Ethics. The Code does not supplant the rules and regulations of governmental and regulatory bodies. If a law or regulation conflicts with the Code, you must comply with the law or regulation. Associates are responsible for understanding the legal and policy requirements that apply to their jobs.

II.	Policy Requirements

A.	Code of Ethics and Professional Conduct Standards

Associates are required to comply with all laws and regulations applicable to Sterling Capital’s business activities, and are subject to the following standards intended to provide guidance for handling a broad spectrum of matters. Associates must:

•	Place the interest of clients first;
•	Conduct all of their personal securities transactions in a manner consistent with this Code and associated policies of Sterling Capital;
•	Avoid inappropriate conflicts of interest or any abuse of a position of trust and responsibility;

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

Code of Ethics Policy	Sterling Capital Management LLC

•	Refrain from taking inappropriate advantage of their position;
•	Ensure that client information is kept confidential, including the identity of clients’ security holdings, transactions and other financial circumstances;
•	Ensure that they maintain independence in the investment decision-making process; Promote and adhere to relevant internal control standards and requirements;
•	Act responsibly and professionally while on Sterling Capital premises, while conducting Sterling Capital business, or while representing Sterling Capital at business or social functions.

Associates must conduct themselves in accordance with this Code and avoid even the appearance of improper, unethical or unprofessional behavior. As Sterling Capital Associates, your conduct reflects not only on you personally, but also Sterling Capital. Any behavior on-premise or off-premise that negatively impacts the work environment or tarnishes the reputation of Sterling Capital will not be tolerated. Inappropriate behavior includes, but is not limited to: harassing or illegal acts; rude, insubordinate, threating, offensive or vulgar language and behavior; violence or threats of violence; or other behavior inconsistent with the professional and ethical standards of Sterling Capital.

B.	Conflicts of Interest

Sterling Capital has a fiduciary relationship with certain clients and, as such, has a duty to act in the best interest of those clients and to make full and fair disclosure of potential conflicts of interest to those clients. Inappropriate conflicts of interest should be avoided and identified conflicts should be appropriately managed. Conflicts of interest should be identified and appropriately addressed prior to accepting any new client or executing transactions. An Associate who becomes aware of a conflict or potential conflict of interest should bring it to the attention of a manager or the Compliance Department. The Compliance Manual maintains various Policies that address common conflicts of interest and the associated mitigating controls, which includes:

1.	Outside Business Activities and Directorships

Conflicts of interest may arise when Associates, or members of their family, receive improper personal benefits as a result of their position in Sterling Capital. Potential conflicts of interest may also arise when Associates work in some manner for a competitor, client or vendor, receive compensation or benefits from them or hold investments in them or their affiliates. As a mitigating control, Associates are not permitted to work outside of Sterling Capital or serve as board member, whether the board is for profit or not-for-profit, unless approved in writing by the Compliance Department. Please refer to the Outside Business Activities Policy for additional guidance.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

Code of Ethics Policy	Sterling Capital Management LLC

2.	Competing Business Ventures

Associates are prohibited from taking for themselves or members of their family opportunities that are discovered through the use of Sterling Capital property, information or their position with Sterling Capital, without the consent of their manager and the Compliance Department. Associates may not use property, information, or their position with Sterling Capital for improper personal gain, and Associates may not compete with Sterling Capital directly or indirectly. Associates owe a duty to Sterling Capital to advance the firm’s interests when the opportunity to do so arises.

3.	Securities Transactions & Holdings

Associates should exercise particular care in making purposes and sales of securities to avoid a conflict of interest with a client or group of clients. The following requirements also apply to family members in certain circumstances. It is the responsibility of Associates to refrain from market activity that presents a conflict of interest with a client or prospective client. This includes, among other things, trading in anticipating of, parallel to or immediately after a client’s trade. All Associates are prohibited from using Sterling Capital internal research or planned investment activity inappropriate and for their personal gain or the personal gain of their family members.

Any Associate that infringes on a client’s interest, whether done at Sterling Capital or at another financial institution, or uses information about client’s securities positions or any other relevant information received as a result of employment or relationship with Sterling Capital to make investment decisions, is in violation of the Code and may also constitute an illegal practice. Furthermore, Associates shall not:

•	employ a device, scheme, or artifice to defraud a client;
•	make to a client, or to Sterling, any untrue statement of material fact, or omit to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;
•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the client; or
•	engage in any manipulative practice with respect to the client or with respect to securities, including price manipulation.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

Code of Ethics Policy	Sterling Capital Management LLC

Associates are required to disclose all personal securities accounts, where the Associate has beneficial ownership of the personal securities or an immediate family member has beneficial ownership of the personal securities. Associates are required to submit account statements, typically provided by the Associates broker-dealer, to Sterling Capital on at least a quarterly basis (no later than thirty (30) days after quarter-end). All Associates are also required to receive Compliance pre-approval for all private securities transactions and initial public offerings. Additionally, all Associates are responsible for adhering to the requirements applicable to them, as described in the Sterling Capital Policy entitled, “Personal Trading Policy”.

4.	Gifts and Entertainment

All Associates are required to comply with Sterling Capital’s Gift and Entertainment Policy regarding restrictions on giving and receiving certain types of gifts, entertainment and personal remuneration. Associates are required to adhere to this policy.

5.	Interactions with Government Personnel, Political Activities and Lobbying Requirements

Many U.S. jurisdictions have “pay-to-play” laws limiting contributions made by government contractors to political candidates and parties. Associates who wish to make political contributions to, or host events for or on behalf of, U.S. state or local candidates or parties must seek pre-approval pursuant to Sterling Capital’s Political Contributions Policy. In addition, various anti-corruption and bribery statutes prohibit making improper payments, among other things, to others in order to obtain or retain business. Such prohibitions apply to Associates as well as agents and consultants action on behalf of Sterling Capital, and cover payments to government officials as well as non-government officials such as clients or prospects.

C.	Certifications, Disclosures and Acknowledgement

Sterling Capital is required to provide a copy of this Code, and any amendments, to its Associates. All Associates will provide written acknowledgement of receipt of this Code, and any amendments. Additionally, Associates will periodically certify to their compliance with the Code and other related policies. Sterling Capital requires Associates to complete, in a timely manner, the following Code of Ethics-related certifications, disclosures and acknowledgements:

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

Code of Ethics Policy	Sterling Capital Management LLC

1.	Initial Code of Ethics Report

An Initial Code of Ethics Report will be filed with the Compliance Department no later than 10 calendar days after an Associate starts his/her employment with Sterling Capital. The report will include all holdings in reportable securities. The report will include (i) the title and ticker symbol or CUSIP of each security, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Associate has any beneficial ownership, (ii) the name of any broker, dealer or bank with which the Associate maintains an account in which any securities are held for the Associate’s direct or indirect benefit, and (iii) the date the report is submitted.

2.	Annual Acknowledgement of Code of Ethics Certification

The Annual Acknowledgement of Code of Ethics Certification will be filed with the Compliance Department no later than 30 days after the end of each calendar year. The Annual Acknowledgement will ask the Associate to certify that they have: (i) read and understood all the provisions of the Code; (ii) recognized that they are subject to the Code; (iii) and complied with all requirements of the Code.

3.	Acknowledgements of Amendments

Acknowledgement of amendments will be filed following the receipt of any amendments to the Code to acknowledge that the Associate has (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

D.	Confidential Information

Associates may become aware of confidential information not generally available to the public concerning the business of Sterling Capital, clients and prospects of Sterling Capital, or other Associates. Associates are required to safeguard confidential information and personal information and ensure that such information is not used improperly or in a manner inconsistent with the specific purpose for which it was created or obtained. For instance, Associates may use and disclose information regarding clients and prospective clients only for the purposes of meeting Sterling Capital’s obligations to its clients and prospective clients. Associates may work with, review, examine, inspect have access to, or obtain such information only for the purpose of fulfilling their responsibilities to the clients, prospective clients and Sterling Capital, and should hold such information in strict confidence.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

Code of Ethics Policy	Sterling Capital Management LLC

Confidential information or personal information obtained as a result of an Associate’s affiliation with Sterling Capital is not to be used for the purpose of furthering any private interest or as a means of obtaining any personal gain. Associates may not disclose confidential information or personal information to any third part without proper authorization. Associates must comply with this obligation during and after the termination of their Sterling Capital employment.

E.	Protection and Proper Use of Sterling Capital Assets

Associates have an obligation to protect Sterling Capital’s assets, including confidential and proprietary information. Associates should strive to protect Sterling Capital’s assets and ensure their efficient and intended use. Proprietary information includes intellectual property, such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, client lists (and contact information), designs, databases, records, salary information and any unpublished financial data and reports.

F.	Document Integrity, Recordkeeping & Communications

Sterling Capital requires true and accurate recording and reporting of information in order to conduct its business and to make responsible business decisions. In addition, Sterling Capital is subject to extensive regulations regarding the manner in which it maintains and retains its books and records. The integrity of our books and records is essential for regulatory, legal, business and client confidence. All Associates responsible for preparing or maintaining any books, records and accounts for Sterling Capital are required to create and maintain the records and reporting in a manner that conforms to applicable legal and regulatory requirements, as well as Sterling Capital systems and internal controls.

Business records and communications can become public, and Associates should mindful and avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies in business records and in any form of communication. The principle applies equally to electronic communications, internal memos, and formal and informal communications. Records should be retained or destroyed strictly in accordance with Sterling Capital’s Recordkeeping Policy. Finally, in the event of litigation or governmental investigation, please consult the Compliance Department regarding any specific recordkeeping requirements or obligations.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

Code of Ethics Policy	Sterling Capital Management LLC

G.	Corrective Action

Failure to comply with the Code or any other Sterling Capital policy and procedure can expose Sterling Capital and its Associates to legal, regulatory, financial, operational and/or reputational risk. Sterling Capital’s Corrective Action Policy provides a framework for reporting and investigating potential Code violations and issuing any necessary corrective action. Sterling requires all Associates to promptly report any known or suspected violations of this Code to their managers or the Compliance Department. Upon discovering that an Associate has not complied with the requirements of this Code, Sterling’s Chief Compliance Officer (or designee) and/or Executive Committee may impose on that person an appropriate sanction, including, but not limited to a warning, disgorgement of profits, fine, suspension or termination of employment.

III.       Related Policies and Procedures

•	Compliance Policy
•	Conflicts of Interest Policy
•	Corrective Action Policy
•	Gift, Entertainment and Other Non-Cash Compensation Policy
•	Outside Business Activities and Directorships Policy
•	Political Contribution Policy
•	Personal Trading Policy
•	Whistleblower Policy

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.